Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 18, 2000, accompanying the consolidated financial statements included in the 1999 Annual Report of Greater Community Bancorp and subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greater Community Bancorp on Form S-3 (File No. 333-14491, effective October 18, 1996) and Forms S-8 (File No. 333-16151, File No. 333-16153 and File No. 333-16149 effective November 14, 1996).


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 27, 2000